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                                                             EXHIBIT 2.2

                               STOCK PURCHASE AGREEMENT

       STOCK PURCHASE AGREEMENT, dated as of April 8, 1998 (the "Agreement"), by and between Mervyn Edgar ("Seller") and Dura Automotive Systems (U.K.), Ltd., a company organized under the laws of England ("Buyer").


       1. PURCHASE AND SALE OF SHARES.

          1.1  PURCHASE AND SALE.   Pursuant to the terms and conditions of
this Agreement, at the Closing (as herein defined), Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, 80,000 ordinary shares (the "Shares") of Trident Automotive plc, registered in England No. 3437197 (the "Company"), free and clear of any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, option, restriction, preemptive rights, rights of first refusal or other similar arrangement or interest or any other type of preferential arrangement having a similar effect ("Liens"), for the Purchase Price set forth in Section 1.2.

          1.2 PURCHASE PRICE; PAYMENT OF PURCHASE PRICE. The aggregate purchase price for the Shares is U.S. $400,000 (the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller at the Closing by check, wire transfer of immediately available U.S. funds to an account designated by Seller or other form of payment as is mutually agreed upon by the parties. The purchase price per share to be paid hereunder is the same price per ordinary share being paid pursuant to the Stock Purchase Agreement (as defined herein).

       2. THE CLOSING.

          2.1 PLACE AND TIME. The Closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, at the time of the Closing under the Stock Purchase Agreement, made as of April 8, 1998 (the "Stock Purchase Agreement"), by and among Buyer,
UBS Capital BV ("UBS"), The Phildrew Venture Fourth Funds specified therein ("Phildrew"), Heller Financial Inc. and J. Richard Jones or at such other place or on such other date as is mutually acceptable to Buyer, on the one hand, and UBS and Phildrew, on the other hand.

          2.2 DELIVERIES BY ESCROW AGENT ON BEHALF OF SELLER. At the Closing, Escrow Agent (as herein defined), on behalf of Seller, shall deliver to Buyer (i) executed transfers in respect of the Shares to be sold and transferred and (ii) certificates representing the Shares.

          2.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller the Purchase Price, payable in accordance with Section 1.2.


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       3. REPRESENTATIONS AND WARRANTIES OF SELLER.

          Seller represents and warrants to Buyer that:

          3.1 TITLE TO THE SHARES. Seller holds beneficially and of record the Shares, free and clear of all Liens and at the Closing Buyer will acquire the Shares free and clear of any Liens, other than Liens created by Buyer or directly resulting from Buyer's actions.

          3.2 AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within his legal right, power and authority and this Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms. No consent from, or filing with, any government authority or other third party is necessary for Seller to perform his obligations hereunder.

       4. REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer hereby represents and warrants to Seller that (i) the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and (ii) no consent, or filing with, from any governmental authority or other third party is necessary for Buyer to perform its obligations hereunder.

       5. APPOINTMENT OF ESCROW AGENT.

          Seller irrevocably constitutes and appoints Jeffrey Currier ("Escrow Agent") as Seller's true and lawful attorney-in-fact and agent and authorizes Escrow Agent, in Seller's name, place and stead, (i) to hold the Shares in escrow until the earlier of the Closing and the termination of this Agreement and (ii) to deliver the stock certificates representing the Shares and executed transfers thereof to Buyer at the Closing. Upon the execution hereof, Seller shall deliver certificates representing the Shares and executed transfers to the Escrow Agent. Such delivery shall in no manner deprive Seller of his rights as a beneficial and record holder of the Shares.

       6. TERMINATION.

          This Agreement will terminate upon the termination of the Stock Purchase Agreement and the failure of the closing to occur thereunder.

       7. MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT. This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. Neither party makes, and each party hereby expressly disclaims reliance upon, any representations or warranties other than those set forth herein.

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          7.2  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of conflicts of laws other than the State of New York. EACH OF THE PARTIES HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH OF THE PARTIES HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO SELLER OR BUYER AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, SECTION 7.4 BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH OF THE PARTIES HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS SECTION 7.2 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

          7.3 HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections are to sections to this Agreement.

          7.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by prepaid cable, telex or telecopier, PROVIDED that a copy is sent at about the same time by registered mail, return receipt requested, or (c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service to the addressee at the following addresses or telecopier numbers (or to such other addresses, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

       If to Seller, to:

              Mervyn Edgar
              c/o Jeffrey Currier
              Trident Automotive plc
              47000 Liberty Drive
              Wixom, MI  48393

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       WITH A COPY TO:

              Kaye, Scholer, Fierman, Hays & Handler, LLP
              425 Park Avenue
              New York, New York 10022
              Attention:  Nancy E. Fuchs, Esq.
              Telecopier No.:  (212) 836-7149

       If to Buyer, to:

              Dura Automotive Systems (U.K.), Ltd.
              c/o Hidden Creek Industries
              4508 IDS Center
              Minneapolis, MN 55402
              Attention: Carl Nelson
              Telecopier No.:   (612) 332-2012

       WITH A COPY TO:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois 60601
              Attention: Jeffrey Hammes, P.C.
              Telecopier No.: (312) 861-2200

          7.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void.

          7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.7 AMENDMENT AND WAIVER. This Agreement may be amended at any time only by a written instrument executed by Seller and Buyer. Compliance with, or performance under, any term, provision or condition of this Agreement may only be waived in writing by the party against which enforcement of the waiver is sought.

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          IN WITNESS WHEREOF, the parties hereto have executed this
instrument as of the date and year first above written.


                                         /s/ Mervyn Edgar
                                         ------------------------
                                             Mervyn Edgar

                                          DURA AUTOMOTIVE SYSTEMS (U.K.), LTD.


                                          By:   /s/ David Bovee
                                            -------------------------
                                                  Name:  David Bovee
                                                  Title: Director


Accepted and agreed for
purposes of Sections 2.2 and 5:


/s/ Jeffrey Currier
--------------------------------
Jeffrey Currier, as Escrow Agent


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    The following persons executed an identical Stock Purchase Agreement:


                                                Number of
                                                 Ordinary
                    Name                          Shares
                    -----------------           -----------
                    D. Michael Dodge              20,000

                    Geoffery Hill                 24,000

                    Thomas Humann                 12,000

                    Daniel Robusto                20,000

                    Francis Sarrazin              23,080

                    Lothar Sing                   12,000






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